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                                 ABIOMED, INC.

                     1989 NON-QUALIFIED STOCK OPTION PLAN

                          FOR NON-EMPLOYEE DIRECTORS

          As Amended July 2, 1990 ,August 17, 1992 and June 15, 1995


    1.   Purpose.  The purpose of this 1989 Non-Qualified Stock Option Plan for
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Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the Corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.


    2.   Definitions.  As used herein, each of the following terms has the
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indicated meaning:

    "Corporation" means ABIOMED, Inc.

    "Fair Market Value" means the last sale price of the Shares as reported on the American Stock Exchange or such other national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on which the Shares may be traded on the date of the granting of the Option or if that day is not a business day on the last business date preceding the date of grant.

    "Option" means the contractual right to purchase Shares upon the specific terms set forth in this Plan.

    "Option Exercise Period" means the period commencing on the date of grant of an Option pursuant to this Plan and ending ten years from the date of grant.

    "Plan" means this ABIOMED, Inc. 1989 Non-Qualified Stock Option Plan for Non-Employee Directors.

    "Shares" means the Common Stock, $.01 par value, of the Corporation.


    3.   Stock Subject to the Plan.  The aggregate number of Shares that may be
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issued and sold under the Plan shall be 200,000 shares.  The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury Shares and/or Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.


    4.   Administration of the Plan.  The Plan shall be administered by the
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Board of Directors of the Corporation (the "Board").  The Board shall, subject to the provisions of the
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Plan, grant options under the Plan and shall have the power to construe the
Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. The Board may delegate any and all of its authority hereunder to one or more Committees of the Board.


    5.   Eligibility; Grant of Options.  Options will be granted only to
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directors of the Corporation who are not otherwise employees of the Corporation and who do not own or are not affiliated with any person who owns, directly or indirectly, shares of the Corporation's stock having more than five percent of the vote of the Corporation's outstanding voting stock ("Eligible Directors"). Each Eligible Director shall be granted an option to acquire 12,500 Shares commencing (i) with respect to each Newly Elected Director on the date he or she is elected to the Board and (ii) with respect to all other Eligible Directors August 17, 1992. Thereafter each Eligible Director shall be granted a new option for 12,500 Shares on July 1 of each successive fifth year following the grant of his or her initial 12,500 Share Option.


    6.   Terms of Options and Limitations Thereon.
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         (a)   Option Agreement.  Each Option granted under this Plan shall be
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evidenced by an option agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan as the Board may determine. Each Option shall explicitly state that it is not intended to be an "incentive stock option" as that term is defined in Section 422A of the Internal Revenue Code.

         (b)   Price.  The price at which any Shares may be purchased pursuant
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to the exercise of an Option shall be the Fair Market Value of the Shares on the date of grant, but in no event shall the price be less than the par value of the Shares.

         (c)   Exercise of Options.  Subject to Paragraph 7 of this Plan, each
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Option granted under this Plan may be exercised in full at one time or in part from time to time only during the Option Exercise Period by the giving of written notice, signed by the person or persons exercising the Option, to the Corporation stating the numbers of Shares with respect to which the Option is being exercised, accompanied by full payment for such Shares pursuant to section 7(b) hereof; provided however, (i) if a person to whom an Option has been granted is permanently disabled or dies during the Option Exercise Period, the portion of such Option then exercisable, as provided in Paragraph 7(a) shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate during the 12 months following his or her or death or permanent disability and, (ii) if a person to whom an Option has been granted ceases to be an Eligible Director of the Corporation for any cause other than death or permanent disability, the portion of Option then exercisable shall be exercisable during the thirty (30) day period following the date such person ceased to be a non-employee director, but, in any event, only to the extent vested pursuant to Paragraph 7(a) hereof.

         (d)   Non-Assignability.  No Option or right or interest in an Option
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shall be assignable or transferable by the holder except by will or the laws of descent and distribution and during the lifetime of the holder shall be exercisable only by him or her.

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    7.   Vesting; Payment.
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         (a)   Subject to the right of the Corporation to accelerate the date on which all or any portion of the Option becomes exercisable and to the provisions of subsection (b) below, each Option holder's right to exercise any Option granted hereunder shall vest in five equal cumulative installments of twenty (20%) percent of the number of shares subject to the Option each, commencing on the June 30 following the date of grant with an additional twenty (20%) percent vesting each successive June 30 thereafter. Notwithstanding any provision of this Agreement to the contrary, in no event may the Option be exercised after ten years from the date of this Agreement (the "Expiration Date").

         (b) If one of the events referred to in clauses (i) and (ii) of Paragraph 6(c) occurs, the Option shall be exercisable during the specified period following said permanent disability or death only as to the number of Shares as to which it was exercisable immediately prior to said permanent disability or death.

         (c) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid (i) in cash,
(ii) by delivery of Shares having a Fair Market Value on the date of exercise equal to the purchase price, or (iii) any combination of cash and Shares, as the Board may determine.

         (d) No Shares shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Board, including without limitation those described in Paragraph 10 hereof.


    8.   Stock Adjustments.
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         (a)   If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board (or, if the Corporation is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Options then outstanding hereunder.

         (b) If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the Stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable.

         (c)   In the event of a transaction of the type described in Paragraphs
(a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board.


    9.   No Rights Other Than Those Expressly Created.  No person affiliated
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with the Corporation or other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option

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holder any right to continue to be affiliated with the Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option until such time as the Option has been exercised and Shares have been issued to such person.


    10.  Miscellaneous.
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         (a)   Withholding of Taxes.  Pursuant to applicable federal, state,
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local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

         (b)   Securities Law Compliance.  Upon exercise of an Option, the
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holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of an Option until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation is not obligated to register or qualify the Shares under federal or state securities laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may be legended to reflect such restrictions.

         (c)   Indemnity.  The Board shall not be liable for any act, omission,
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interpretation, construction or determination made in good faith in connection with its responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.


    11.  Effective Date; Amendment; Termination.
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         (a)   The effective date of this Plan  is September 6, 1989.  The effective date of any amendment of this Plan shall be the date such amendment is adopted by the Board of Directors, subject to stockholder approval if required under subsection (b).

         (b) The Board, or any Committee who has been delegated the authority to do so, may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part. Provided however, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of a Plan and certain amendments thereto, any such amendment which (i) materially increases the number of Shares which may be subject to Options granted under the Plan, (ii) materially increases the benefits accruing to participants in the Plan, or (iii) materially modifies the requirement for eligibility to

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participate in the Plan, shall be subject to stockholder approval, to the extent so required under said Rule; and provided further that the Plan may not be modified more often than once every six months to materially modify (i) the requirements for eligibility under the Plan, (ii) the timing of the grants of Options under the Plan, (iii) the number of Shares subject to Options to be granted under the Plan, or (iv) the formula for determining the fair market value, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided herein, no amendment, suspension or termination of this Plan may adversely affect the rights of any person under an Option that has been granted to such person without such person's consent.

         (c) This Plan shall terminate ten years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.


Date of Board of Director Adoption: July 10, 1989 as amended on July 2, 1990, August 17, 1992 and June 15, 1995.

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